UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 17, 2003


                           Mpower Holding Corporation

                 -----------------------------------------------
           (Exact names of registrants as specified in their charters)


               Delaware            33339884-01             52-2232143
             ------------         -------------          --------------
            (State or other       (Commission           (I.R.S. Employer
             jurisdiction of       File Number)         Identification No.)
             incorporation)


                175 Sully's Trail, Pittsford, NY            14534
              ---------------------------------------     ---------
              (Address of principal executive offices)    (Zip Code)


     Registrants' telephone number, including area code: (585) 218-6550
                                                         ---------------

                                       N/A
          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 9.  REGULATION FD DISCLOSURE.

         The following information is being furnished under Item 9 of Form 8-K pursuant to Regulation FD under the Securities Act of 1933, as amended, and shall not be incorporated by referenced into any of Mpower Holding Corporation's reports or other filings made with the Securities Exchange Commission. The following information was provided to one of Mpower's investors pursuant to a confidentiality and standstill agreement which is scheduled to expire on Monday, January 20, 2002.

         Set forth below is selected pro forma financial data regarding Mpower for the first quarter of 2003 after giving pro-forma effect to the sale of its assets in Georgia, Florida, Texas, Michigan and Ohio as announced in its press release on January 8, 2003 set forth below (the "Asset Sales"), as if the Asset Sales had occurred as of December 31, 2002. Completion of the Asset Sales is subject to a number of closing conditions and contingencies and there is no guarantee that all or any of the Asset Sales will occur. This pro forma financial data does not purport to represent what Mpower's operations or financial position actually would have been if the Asset Sales had occurred as of December 31, 2002 or what Mpower's operations or financial position will be for future periods.

Pro Forma Monthly Revenue:                  $11.5 million to $12.0 million

Pro Forma Gross Margin:                     40% to 45% of revenue

Employee Headcount:                         850 to 950

Monthly EBITDA(1):                          ($1.5) million to ($0.5) million

Collocations:                               294

Lines in Service:                           269,684 (year ended 2002)

         The Asset Sales are expected to generate net proceeds to Mpower of $17 million to $20 million over the next 6 months (excluding any proceeds from any receivables financing also mentioned in the press release). Mpower is not issuing any change to its prior guidance regarding its funding status.


     (1) EBITDA is defined as earnings before interest, taxes, stock-based compensation, depreciation and amortization. Network optimization costs and reorganization costs are also excluded from this measure. EBITDA is a measure commonly used in the communications industry to analyze operating performance, leverage and liquidity, however it is not a measure of performance calculated in accordance with generally accepted accounting principles, or GAAP, and should not be considered in isolation or as a substitute for operating income, net income or cash flow from operating activities as reflected in Mpower's consolidated financial statements in its reports that it files with the SEC. Mpower's definition of EBITDA may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements: Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Mpower cautions investors that the pro forma information and data set forth above constitute forward-looking statements. Mpower's management wishes to caution the reader these forward-looking statements are not historical facts and are only estimates or predictions. Actual results may differ materially from those projected as a result of risks and uncertainties including, but not limited to, the consummation of all or any of the Asset Sales, anticipated cost reductions, market acceptance of our product offerings, our ability to secure adequate financing or equity capital to fund our operations, our ability to maintain a high level of customer service, the performance of our network and equipment, our ability to enter into strategic alliances or transactions, the cooperation of incumbent local exchange carriers in provisioning lines and interconnecting our equipment, regulatory approval processes, changes in technology, price competition and other market conditions and risks detailed from time to time in our filings with the Securities and Exchange Commission. The company undertakes no obligation to update publicly any forward-looking statements, whether as a result of future events, new information, or otherwise.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, Mpower Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Date:  January 17, 2003               MPOWER HOLDING CORPORATION



                                      By:  /s/ S. Gregory Clevenger
                                          -----------------------------------
                                      Name:  S. Gregory Clevenger
                                      Title: Executive Vice President and Chief
                                             Financial Officer

                                  EXHIBIT INDEX



Exhibit No.       Description of Document
-----------       -----------------------

99.1              Press Release issued by Mpower Holding Corporation on January
                  8, 2003.